UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2022

SANDY SPRING BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-19065	52-1532952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17801 Georgia Avenue, Olney, Maryland 20832
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (301) 774-6400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $1.00 per share	SASR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

At the annual meeting of stockholders of Sandy Spring Bancorp, Inc. (the “Company”) on May 18, 2022, the Chair of the meeting adjourned the meeting until Tuesday, June 21, 2022 at 10:00 a.m., Eastern Time, with respect to the proposal to amend the Company’s articles of incorporation to eliminate the classification of the board of directors and provide for the annual election of all directors elected at or after the 2023 annual meeting in order to allow for additional voting.

While the proposal to declassify the board of directors received significant support, it did not receive the votes required for approval under the Company’s articles of incorporation, which is 80 percent of outstanding shares of common stock entitled to vote at the annual meeting.

The annual meeting of shareholders was a virtual meeting and will resume on June 21, 2022 in the same format. The resumed meeting can be attended using the same access information that was used initially for the annual meeting, the details of which are set forth in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on April 6, 2022.

Voting has been closed on the election of directors and each of the other proposals before the annual meeting other than the declassification of the board of directors. The Company will include the results of the votes taken at the annual meeting on those closed matters in a Current Report on Form 8-K to be filed with the SEC on or prior to May 24, 2022.

Item 9.01	Financial Statements and Exhibits

Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDY SPRING BANCORP, INC.
(Registrant)

Date: May 18, 2022	By:	/s/ Aaron M. Kaslow
Aaron M. Kaslow
Executive Vice President, General Counsel and Secretary